Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
PLBY Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	22,913,050(1)	$1.70(2)	$38,952,185.00	0.0001531	$5,963.58	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$38,952,185.00		$5,963.58
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$5,963.58
(1)Represents the shares of common stock, $0.0001 par value per share (“Common Stock”) of PLBY Group, Inc. (the “Company”) issuable upon conversion of the Series B Convertible Preferred Stock of the Company, which the selling stockholders may offer for resale pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of the Company’s Common Stock as reported on the Nasdaq Global Market on January 30, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share(3)	1,817,620(3)(4)	$82,429,067.00	S-3	333-264515	June 10, 2022
Equity	Common Stock, par value $0.0001 per share(3)	763,598(3)(4)	$250,000,000.00	S-3	333-267273	September 13, 2022
(3)No registration fee is payable in connection with the 1,817,620 shares of Common Stock that were previously registered under Form S–3 (File No. 333-264515), originally filed with the SEC on April 27, 2022 and subsequently declared effective, and the 763,598 shares of Common Stock that were previously under Form S–3 (File No. 333-267273), originally filed with the SEC on September 2, 2022 and subsequently declared effective (collectively, the “Prior Registration Statements,” as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 22,913,050 shares of Common Stock that were not previously registered under the Prior Registration Statements, with a proposed maximum aggregate offering price of $38,952,185.00. See “Statement Pursuant to Rule 429” in this registration statement.
(4)2,581,218 shares of Common Stock registered under the Prior Registration Statements are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statements, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.
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